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                                                                   EXHIBIT 10.18


AGREEMENT dated January ________________, 2001, between ReTrac Medical, Inc. (the "Company"), and Anthony J. Domino, Jr. (the "Director ").


                                    RECITALS


The Company is currently in the process of an Initial Public Offering (IPO) and requires certain knowledge and experience to assist and guide the Company in its growth and strategy.


Anthony J. Domino, Jr. has the knowledge and extensive experience the Company requires.


The Company desires to have Anthony J. Domino, Jr. assume the role of Director on the Board of Directors to assist and guide the Company through the IPO process and shall continue thereafter for a maximum period of four years.


Anthony J. Domino, Jr. for certain consideration hereinafter defined, accepts the position of Director as a member of the Board of Directors for a three year period.


NOW THEREFORE subject to ratification by the Board of Directors, and any amendments to the by-laws that may be required, the parties hereto agree as follows.


1. POSITION.


Anthony J. Domino, Jr. shall assume the role of Director as member of the Board of Directors.


2. TERM.


The term of this Agreement shall begin on January, 2001, the effective date, and shall terminate on the second Tuesday in April 2004, and is subject to the election or reelection of the Director to the Board of Directors each year subsequent to the initial appointment.


3. DUTIES.


The Director shall devote a sufficient amount of his time and attention to the Company`s business and shall be available to the management of the Company to assist and guide the Company in its growth and strategy.

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4. COMPENSATION.


The Director shall receive no compensation for his services as Director.


5. STOCK.


As a one-time consideration the for signing this agreement the Company agrees to issue the Director One Hundred Thousand (100,000) shares of the Company's common stock. Such stock shall be, and is, separate and apart from any other stock issued, or to be issued, the Director under any other agreement. The Director shall execute the Acknowledgment of Stock Restriction attached hereto as Exhibit A.


6. EXPENSES.


The Director may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company will reimburse the Director for all such expenses upon periodic presentation of an itemized account of such expenditures.


7. TERMINATION.


The Company may, without cause, terminate this Agreement at any time by giving 30 days written notice to the Director. In that event, the Director, if requested by the Company, shall continue to render his services up to the date of termination.


The Director may, without cause, terminate this Agreement by giving 60 days written notice to the Company. In such event, the Director shall continue to render his services up to the date of termination.


This Agreement will terminate immediately upon the Director's failure to be elected or reelected to the Board of Directors during the term of this agreement. Such termination shall final and this agreement shall not be reinstated by any subsequent election.


8. INDEMNITY.


The Company hereby agrees to hold the Director harmless for any and all liabilities that may arise from the actions of the Company prior to the effective date of this agreement.

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9. NOTICES.


Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to:

The Director at

Associated Benefit Consultants
1025 Westchester Avenue
White Plains, New York 10604


The Company's at

22 South Main Street
New City, NY 10956


10. WAIVER OF BREACH.


The Company's waiver of a breach of any provision of this Agreement by the Director shall not operate or be construed as a waiver of any subsequent breach by the Director. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.


11. ASSIGNMENT.


The Director acknowledges that his services are unique and personal. Accordingly, the Director may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company`s successors and assigns.


12. ENTIRE AGREEMENT.


This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


13. HEADINGS.


Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

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14. COUNTERPARTS.


This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


In witness whereof the parties have executed this Agreement on the __ day of January, 2001.



The Director


/S/ Anthony J. Domino, Jr.
--------------------------
Anthony J. Domino, Jr.




ReTrac Medical, Inc., by


/S/ Thomas Sassone
------------------
Thomas Sassone
President & CEO

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                       ACKNOWLEDGMENT OF STOCK RESTRICTION
                       -----------------------------------


The Shares to be issued in accordance with the agreement of date January _____, 2001, between ReTrac Medical, Inc. and Anthony J. Domino, Jr. will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by Anthony J. Domino, Jr. for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of counsel to Anthony J. Domino, Jr. prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.


Anthony J. Domino, Jr. represents and warrants that Anthony J. Domino, Jr. agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws.


Dated:



/S/ Anthony J. Domino, Jr.
--------------------------
Anthony J. Domino, Jr.